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Exhibit 5.1

April 16, 2003

Board of Directors
New Plan Excel Realty Trust, Inc.
1120 Avenue of the Americas, 12th Floor
New York, New York 10036

Ladies and Gentlemen:

        We are acting as counsel to New Plan Excel Realty Trust, Inc., a Maryland corporation (the "Company"), in connection with its registration statement on Form S-3 (SEC File No. 333-67511) (the "Registration Statement") previously declared effective by the Securities and Exchange Commission (the "Commission") relating to the public offering of securities of the Company that may be offered and sold by the Company from time to time as set forth in the prospectus dated January 23, 2002 (the "Prospectus"), and as may be set forth from time to time in one or more supplements to the Prospectus. This opinion letter is rendered in connection with the proposed public offering of up to 8,050,000 depositary shares (the "Depositary Shares"), each representing a 1/10 fractional interest of a share of 7.625% Series E Cumulative Redeemable Preferred Stock, par value $.01 per share, of the Company (the "Series E Preferred Shares"), as described in the Prospectus and a prospectus supplement dated April 4, 2003 (the "Prospectus Supplement"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

        For purposes of this opinion letter, we have examined copies of the following documents (the "Documents"):

  1.
  An executed copy of the Registration Statement.

  2.
  The Prospectus and the Prospectus Supplement.

  3.
  Executed copy of the Underwriting Agreement, dated April 4, 2003, among the Company and the several Underwriters named therein (the "Underwriting Agreement").

  4.
  The charter of the Company, as amended, as certified by the State Department of Assessments and Taxation of the State of Maryland on April 9, 2003 and by the Secretary of the Company on the date hereof as being complete, accurate, and in effect (the "Charter").

  5.
  The Bylaws of the Company, as amended, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

  6.
  The Articles Supplementary fixing the rights and preferences of the Series E Preferred Shares, as filed with the State Department of Assessments and Taxation of the State of Maryland on April 11, 2003 and as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

  7.
  The form of Deposit Agreement (the "Deposit Agreement") between the Company and EquiServe Trust Company, N.A., as depositary (the "Depositary").

  8.
  Certain resolutions of the Board of Directors of the Company, adopted at meetings held on March 26, 2003 and April 3, 2003, and resolutions of the Pricing Committee of the Board of Directors, adopted by written consent of the sole member dated as of April 4, 2003, each as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to, among other things, the establishment of the Series E Preferred Shares, the authorization of the Underwriting Agreement and the Deposit Agreement, and the issuance and sale of the Depositary Shares representing the Series E Preferred Shares and arrangements in connection therewith.

        In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies).

        For purposes of this opinion letter, we have assumed that (i) the Depositary has all requisite organization and legal power and authority under all applicable laws, regulations and its governing documents to execute, deliver and perform its obligations under the Deposit Agreement and the depositary receipts evidencing the Depositary Shares, (ii) the Depositary has duly authorized, executed and delivered the Deposit Agreement, (iii) the Depositary is validly existing and in good standing in all necessary jurisdictions, (iv) the Deposit Agreement and the depositary receipts evidencing the Depositary Shares constitute valid and binding obligations, enforceable against the Depositary in accordance with their terms, (v) the Depositary is in compliance, with respect to acting as a Depositary under the Deposit Agreement, with all applicable laws and regulations, and (vi) there has been no material mutual mistake of fact or misunderstanding or fraud, duress or undue influence, in connection with the negotiation, execution or delivery of the Deposit Agreement and the depositary receipts evidencing the Depositary Shares. We also have assumed that the Depositary Shares and the Series E Preferred Shares will not be issued in violation of the ownership limits contained in the Charter. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

        This opinion letter is based as to matters of law solely on (i) the Maryland General Corporation Law, as amended and (ii) the laws of the State of New York (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of the State of New York). We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations. As used herein, the terms "Maryland General Corporation Law, as amended" and "the laws of the State of New York" include the statutory provisions contained therein, all applicable provisions of the Maryland Constitution and the New York Constitution, respectively, and reported judicial decisions interpreting these laws. With respect to clause (ii) above, the opinion expressed herein is based on a review of those laws that, in our experience, are generally recognized as applicable to the transactions contemplated in the Documents.

        Based upon, subject to and limited by the foregoing, we are of the opinion that:

        (a)  Following the issuance of the Series E Preferred Shares pursuant to the terms of the Underwriting Agreement and the receipt by the Company of the consideration for the Depositary Shares as specified in the resolutions of the Board of Directors and the Pricing Committee of the Board of Directors referred to in paragraph 8 above, the Series E Preferred Shares will be validly issued, fully paid and non-assessable.

        (b)  The depositary receipts evidencing the Depositary Shares, upon due countersignature thereof and issuance against a deposit of Series E Preferred Shares in accordance with the Deposit Agreement relating thereto, will be validly issued and entitle the holders thereof to the rights specified in such depositary receipts and Deposit Agreement.

        In addition to the qualifications, exceptions and limitations elsewhere set forth in this opinion letter, our opinion expressed in paragraph (b) above is also subject to the effect of: (1) bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers); and (2) the exercise of judicial discretion and the application of principles of equity including, without limitation, requirements of good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the applicable agreements are considered in a proceeding in equity or at law).

        This opinion letter speaks as of the date hereof and has been prepared for your use in connection with the filing by the Company of a Current Report on Form 8-K on the date hereof, which Form 8-K will be incorporated by reference into the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

        We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the above-described Form 8-K and to the reference to this firm under the caption "Legal Matters" in the Prospectus and the Prospectus Supplement, each of which constitutes a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                      Very truly yours,

                      /s/ HOGAN & HARTSON L.L.P.

                      HOGAN & HARTSON L.L.P.

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  Exhibit 5.1